PBHG FUNDS

                          EXPENSE LIMITATION AGREEMENT


         This EXPENSE LIMITATION AGREEMENT, effective as of July 30, 2003, by and between PBHG Funds (the "Trust"), on behalf of each portfolio of the Trust set forth in Schedule A, Schedule B, Schedule C and Schedule D (each a "Portfolio", and collectively, the "Portfolios"), and Pilgrim Baxter & Associates, Ltd. (the "Adviser").

         WHEREAS, the Trust is a Delaware Business Trust organized under Articles of Incorporation dated November 13, 2000 (the "Articles"), and is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company of the series type and each Portfolio is one of the series of the Trust; and

         WHEREAS, the Trust currently maintains four (4) classes of shares for each Portfolio, PBHG Class, Advisor Class, Class A and Class C (each a "Class" and, collectively, the "Classes"); and

         WHEREAS, the Trust and the Adviser have entered into an Investment Advisory Agreement (the "Advisory Agreement"), pursuant to which the Adviser will render investment advisory services to each Portfolio for compensation based on the value of the average daily net assets of each such Portfolio; and

         WHEREAS, the Trust and the Adviser have determined that it is appropriate and in the best interests of each Portfolio and its shareholders to maintain certain expenses of each Class of each Portfolio at a level below the level to which each such Class would normally be subject during its start-up period.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. EXPENSE LIMITATION.

         1.1 APPLICABLE EXPENSE LIMIT. To the extent that the aggregate expenses incurred by each Class of a Portfolio in a fiscal year, including but not limited to investment advisory fees of the Adviser and fees and expenses incurred under the Trust's Distribution Plan (Class A Shares), Distribution Plan (Class C shares), Service Plan (Class A and Class C shares) and Service Plan (Advisor Class shares) (but excluding: (i) interest, taxes, brokerage commissions, and other expenditures which are capitalized in accordance with generally accepted accounting principles; and (ii) other extraordinary expenses not incurred in the ordinary course of such Portfolio's business) ("Class Expenses"), exceed the Expense Limit, as defined in Section 1.2 below, such excess amount (the "Excess Amount") shall be the liability of the Adviser.


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         1.2 EXPENSE LIMIT. The Expense Limit for the PBHG Class, Advisor Class,
Class A and Class C shares of a Portfolio shall be as set forth in Schedule A, Schedule B, Schedule C and Schedule D, respectively, or such other rate as may be agreed to in writing by the parties from time to time.

         1.3 METHOD OF COMPUTATION. To determine the Adviser's liability with respect to the Excess Amount, each month the Class Expenses for each Class of each Portfolio shall be annualized as of the last day of the month. If the annualized Class Expenses for any month of a Class of a Portfolio exceed the Expense Limit of such Class, the Adviser shall first waive or reduce its investment management fee for such month for the affected Portfolio or Portfolios by an amount sufficient to reduce the annualized Class Expenses to an amount no higher than the Expense Limit. If the amount of the waived or reduced investment advisory fee for any such month is insufficient to pay the Excess Amount, the Adviser may also remit to the appropriate Portfolio or Portfolios an amount that, together with the waived or reduced advisory fee, is sufficient to pay such Excess Amount.

         1.4 YEAR-END ADJUSTMENT. If necessary, on or before the last day of the first month of each fiscal year, an adjustment payment shall be made by the appropriate party in order that the amount of the advisory fees waived or reduced and other payments remitted by the Adviser to the Portfolio or Portfolios with respect to the previous fiscal year shall equal the Excess Amount.

         2. REIMBURSEMENT OF FEE WAIVERS AND EXPENSE REIMBURSEMENTS.

         2.1 REIMBURSEMENT. If in any year during which the total assets of a Portfolio are greater than $75 million and in which the Advisory Agreement is still in effect, the estimated Class Expenses of any Class of such Portfolio for the fiscal year are less than the corresponding Expense Limit for that year, subject to quarterly approval by the Trust's Board of Trustees as provided in
Section 2.2 below, the Adviser shall be entitled to reimbursement by such Portfolio, in whole or in part as provided below, of the advisory fees waived or reduced and other payments remitted by the Adviser to such Portfolio pursuant to
Section 1 hereof. The total amount of reimbursement to which the Adviser may be entitled (the "Reimbursement Amount") shall equal, at any time, the sum of all investment advisory fees previously waived or reduced by the Adviser and all other payments remitted by the Adviser to the Portfolio, pursuant to Section 1 hereof, during any of the previous two (2) fiscal years, less any reimbursement previously paid by such Portfolio to the Adviser, pursuant to Sections 2.2 or
2.3 hereof, with respect to such waivers, reductions, and payments. The Reimbursement Amount shall not include any additional charges or fees whatsoever, including, e.g., interest accruable on the Reimbursement Amount.

         2.2 BOARD APPROVAL. No reimbursement shall be paid to the Adviser pursuant to this provision in any fiscal quarter, unless the Trust's Board of Trustees has determined that the payment of such reimbursement is in the best interests of the Portfolio or Portfolios and their shareholders. The Trust's Board of Trustees shall determine quarterly in advance whether any reimbursement may be paid to the Adviser in such quarter.

         2.3 METHOD OF COMPUTATION. To determine each Portfolio's payments, if any, to reimburse the Adviser for the Reimbursement Amount, each month the Class Expenses of each Class of each Portfolio shall be annualized as of the last day of the month. If the annualized Class Expenses of a Class of a Portfolio for any month are less than the Expense Limit of such Class, such Portfolio, only with the prior approval of the Board, shall pay to the Adviser an amount sufficient to increase the annualized Class Expenses of that Class of a Portfolio to an amount no greater than the Expense Limit of that Class of a Portfolio, provided that such amount paid to the Adviser will in no event exceed the total Reimbursement Amount.

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         2.4 YEAR-END ADJUSTMENT. If necessary, on or before the last day of the first month of each fiscal year, an adjustment payment shall be made by the appropriate party in order that the actual Class Expenses of a Portfolio for the prior fiscal year (including any reimbursement payments hereunder with respect to such fiscal year) do not exceed the Expense Limit.

         3. TERM AND TERMINATION OF AGREEMENT.

         This Agreement shall continue in effect for a period of one year from the date of its execution and from year to year thereafter provided such continuance is specifically approved by a majority of the Trustees of the Trust who (i) are not "interested persons" of the Trust or any other party to this Agreement, as defined in the 1940 Act, and (ii) have no direct or indirect financial interest in the operation of this Agreement ("Non-Interested Trustees"). Nevertheless, this Agreement may be terminated as to any Class of any one or all Portfolios by either party hereto, without payment of any penalty, upon 90 days' prior written notice to the other party at its principal place of business; provided that, in the case of termination by the Trust, such action shall be authorized by resolution of a majority of the Non-Interested Trustees of the Trust or by a vote of a majority of the outstanding voting securities of the Trust.

         4.       MISCELLANEOUS.

         4.1 CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

         4.2 INTERPRETATION. This Agreement shall be construed in accordance with the laws of the Commonwealth of Pennsylvania without reference to conflicts of law rules. Nothing herein contained shall be deemed to require the Trust or any Portfolio to take any action contrary to the Trust's Articles or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Trust's Board of Trustees of its responsibility for and control of the conduct of the affairs of the Trust, the Portfolios or the Classes.

         4.3 DEFINITIONS. Any questions of interpretation of any term or provision of this Agreement, including but not limited to the investment advisory fee, the computations of net asset values, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the Advisory Agreement or the 1940 Act, shall have the same meaning as and be resolved by reference to such Advisory Agreement or the 1940 Act.


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         IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.


ATTEST:                            PBHG FUNDS
                                   on behalf of each of the
                                   Portfolios listed on Schedule A, Schedule B,
                                   Schedule C and Schedule D


                                   By:
                                   --------------------------------------------
Secretary


ATTEST:                            PILGRIM BAXTER & ASSOCIATES, LTD.


                                   By:
                                   --------------------------------------------
Secretary


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                                   SCHEDULE A
                                       TO
                          EXPENSE LIMITATION AGREEMENT

                               (PBHG Class Shares)


                                                                         Expense
                                                                          Limit
This Agreement relates to the following Portfolios of the Trust:
         PBHG Large Cap 20 Fund                                           1.50%
         PBHG Large Cap Fund                                              1.50%
         PBHG Mid-Cap Fund                                                1.50%
         PBHG Strategic Small Company Fund                                1.50%
         PBHG Small Cap Fund                                              1.50%
         PBHG Focused Fund                                                1.50%
         PBHG Disciplined Equity Fund                                     1.50%
         PBHG IRA Capital Preservation Fund                               1.25%
         PBHG REIT Fund                                                   1.50%
         PBHG Clipper Focused Fund                                        1.50%
         PBHG Small Cap Value Fund                                        1.50%
         PBHG Intermediate Fixed Income Fund                              0.85%



DATED: July 30, 2003

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                                   SCHEDULE B
                                       TO
                          EXPENSE LIMITATION AGREEMENT

                             (Advisor Class Shares)


                                                                        Expense
                                                                         Limit
This Agreement relates to the following Portfolios of the Trust:
         PBHG Large Cap 20 Fund                                           1.75%
         PBHG Large Cap Fund                                              1.75%
         PBHG Mid-Cap Fund                                                1.75%
         PBHG Strategic Small Company Fund                                1.75%
         PBHG Small Cap Fund                                              1.75%
         PBHG Focused Fund                                                1.75%
         PBHG Disciplined Equity Fund                                     1.75%
         PBHG IRA Capital Preservation Fund                               1.50%
         PBHG REIT Fund                                                   1.75%
         PBHG Clipper Focused Fund                                        1.75%
         PBHG Small Cap Value Fund                                        1.75%
         PBHG Intermediate Fixed Income Fund                              1.10%



DATED: July 30, 2003

                                   SCHEDULE C
                                       TO
                          EXPENSE LIMITATION AGREEMENT

                                (Class A Shares)


                                                                        Expense
                                                                         Limit
This Agreement relates to the following Portfolios of the Trust:
         PBHG Large Cap 20 Fund                                           1.75%
         PBHG Large Cap Fund                                              1.75%
         PBHG Mid-Cap Fund                                                1.75%
         PBHG Strategic Small Company Fund                                1.75%
         PBHG Small Cap Fund                                              1.75%
         PBHG Focused Fund                                                1.75%
         PBHG Disciplined Equity Fund                                     1.75%
         PBHG IRA Capital Preservation Fund                               1.50%
         PBHG REIT Fund                                                   1.75%
         PBHG Clipper Focused Fund                                        1.75%
         PBHG Small Cap Value Fund                                        1.75%
         PBHG Intermediate Fixed Income Fund                              1.10%



DATED: July 30, 2003

                                   SCHEDULE D
                                       TO
                          EXPENSE LIMITATION AGREEMENT

                                (Class C Shares)

                                                                        Expense
                                                                         Limit
This Agreement relates to the following Portfolios of the Trust:

         PBHG Large Cap 20 Fund                                           2.50%
         PBHG Large Cap Fund                                              2.50%
         PBHG Mid-Cap Fund                                                2.50%
         PBHG Strategic Small Company Fund                                2.50%
         PBHG Small Cap Fund                                              2.50%
         PBHG Focused Fund                                                2.50%
         PBHG Disciplined Equity Fund                                     2.50%
         PBHG IRA Capital Preservation Fund                               2.25%
         PBHG REIT Fund                                                   2.50%
         PBHG Clipper Focused Fund                                        2.50%
         PBHG Small Cap Value Fund                                        2.50%
         PBHG Intermediate Fixed Income Fund                              1.85%



DATED: July 30, 2003